UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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[   ]           Preliminary Proxy Statement
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 (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
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[   ]           Soliciting Material Pursuant to Sec. 240.14a-12

Insituform Technologies, Inc.
(Name of Registrant as Specified in its Charter)
N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Worldwide Pipeline Rehabilitation	17988 Edison Avenue Chesterfield, MO 63005 www.insituform.com	David F. Morris Senior Vice President and Chief Administrative Officer Phone: 636-530-8020 Fax: 636-530-8701 E-mail: dmorris@insituform.com

May 1, 2008

VIA FACSIMILE

Mr. Richard Metcalf
Corporate Affairs Department
Laborers’ International Union of North America
905 16th Street, NW
Washington, D.C. 20006-1765

Dear Mr. Metcalf:

I am responding on behalf of Joe Burgess to your letter of April 29, 2008.   As you are aware, Mr. Burgess is travelling this week.

It is with regret that we must decline your invitation to participate at LIUNA’s Investor Forum.  Unfortunately, the short advance notice you provided us does not allow our attendance.  We have previously scheduled meetings with our stockholders that extend beyond next week.  We regret that you did not mention the Investor Forum in your initial letter to Messrs. Burgess and Woods on April 24, 2008 as we might have been able to schedule our participation before we finalized our meeting schedules.

We will, however, be pleased to provide a Company statement that we request be read to participants at the forum.  Additionally, we welcome the opportunity to speak directly to all Company stockholders participating at the forum.  We invite and encourage all those stockholders to contact Innisfree M&A Incorporated, which is assisting Insituform in connection with its proxy solicitation, at 888-750-5834.  Innisfree will arrange a time for any interested stockholder to speak with management of the Company.

With respect to your April 24 letter to Messrs. Burgess and Woods, we also welcome the opportunity to meet with representatives of LIUNA at an appropriate time (I note that there are many inaccurate statements in your April 24 letter, but we will address them separately). We appreciate and value our relationships with the labor unions that represent employees of this Company, including LIUNA, and are always looking for ways to improve those relationships.  Labor unions represent many of the hard working, dedicated employees of this great Company.

We appreciate your time and understanding and look forward to hearing from you soon.  Please contact me if you have any questions or comments.

                                                                       Very truly yours,

        INSITUFORM TECHNOLOGIES, INC.

        By:
                              David F. Morris
         Senior Vice President and
                 Chief Administrative Officer

cc:           J. Joseph Burgess

Additional Information

Insituform has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its 2008 Annual Meeting. Insituform’s stockholders are strongly advised to read the definitive proxy statement carefully, as it contains important information.  Free copies of the definitive proxy statement, and any amendments or supplements thereto, and other materials filed by Insituform with the SEC will be available free of charge on the SEC’s website at www.sec.gov, on Insituform’s website at www.insituform.com under Investors/SEC or by directing requests to Insituform’s proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.